Exhibit 99.1

Oragenics Shareholders Re-elect Existing Board of Directors; Approve and Ratify other Proposals

For Immediate Release

TAMPA, FL – July 17, 2015 – Florida-based biopharmaceutical company Oragenics, Inc. (NYSE:MKT – OGEN) has announced today that, based on proxies submitted to the independent Inspector of Election for its 2015 Annual Meeting of Shareholders, results indicate that Oragenics shareholders have re-elected the existing Board of Directors comprised of Dr. Frederick W. Telling, Christine L. Koski, Robert C. Koski, Charles L. Pope, and Dr. Alan Dunton.

“We are pleased with the outcome of the vote and especially appreciate the strong expressions of support from so many of our shareholders for our strategic transformation and the continued execution of our plan,” said Dr. Frederick Telling Oragenics Chair. “Our Board and management value the open dialogue and input we have received from our shareholders, and we look forward to continuing to execute our strategic vision.”

Additionally the shareholders also approved the advisory note of executive compensation as well as the ratification of the selection of Mayer Hoffman McCann P.C as the Company’s independent auditor.

A tabulation of the votes on these matters will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Dr. Telling was re-elected as Chairman of the Board of Directors at the statutory meeting of the Board held directly after the Annual General Meeting.

The Board of Directors also designated on behalf of the Company Michael Sullivan, the Company’s Chief Financial Officer and Interim Principal Executive Officer, as an “executive officer” of the Company and an officer for purposes of Section 16 of the Exchange Act of 1934 (the “Exchange Act”), and as the only officer of the Company who is subject to Section 16 of the Exchange Act and the only executive officer of the Company as that term is defined under Rule 3b-7 under the Exchange Act.

About Oragenics, Inc.

Oragenics, Inc. is focused on becoming the world leader in novel antibiotics against infectious disease and probiotics for oral health in humans and pets. Oragenics, Inc. has previously established two exclusive worldwide channel collaborations with Intrexon Corporation Inc. (XON), a synthetic biology company. The collaborations will allow Oragenics access to Intrexon’s proprietary technologies with the idea of accelerating the development of much needed new antibiotics that will work against resistant strains of bacteria and new therapeutic probiotics designed to alleviate symptoms from oral diseases. Oragenics also develops, markets and sells proprietary OTC probiotics specifically designed to enhance oral health for humans and pets, under the brand names Evora and ProBiora both in the United States and through the use of distributors in locations outside of the United States.

For more information about Oragenics, visit www.oragenics.com. Follow Oragenics on Facebook and Twitter.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect management’s current views with respect to future events and performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to those described in the filings of Oragenics with the U.S. Securities and Exchange Commission. There is no guarantee that any of the events anticipated by these forward looking statement will occur. If any of the events occur, there is no guarantee what effect they will have on company operations or financial condition. Any responsibility to update forward-looking statements is expressly disclaimed.

Oragenics Corporate Contact	Investor / Media Contacts
Michael Sullivan	David Burke
Chief Financial Officer	The Ruth Group
Oragenics, Inc.	Tel: 646-536-7009
4902 Eisenhower Drive, Suite 125	dburke@theruthgroup.com
Tampa, FL 33634
Tel: 813-286-7900 msullivan@oragenics.com